EXHIBIT 23.1


Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-93978) of CENIT Bancorp, Inc. of our report dated January 30, 1998 appearing on page 62 of this Form 10-K.



Price Waterhouse LLP

Norfolk, Virginia
March 30, 1998